Exhibit 99.6

                                                                       Exhibit F

                            LAWRENCE B. SEIDMAN, ESQ.
                            Lanidex Executive Center
                                 100 Misty Lane
                                 P. O. Box 5430
                              Parsippany, NJ 07054
                              (973) 560-1400, X108
                               Fax (973) 781-0876
                                 August 31, 2005

Michael M. Mandelbaum, Esq.
Mandelbaum & Mandelbaum
80 Main Street
West Orange, NJ 07052

Dear Michael:

         The following are the terms and conditions in reference to the investment account for the purchase of publicly traded bank and thrift stocks. This agreement supersedes all prior agreements:

         1. A brokerage account will be opened at Bear Stearns Securities Corp. in the name of Broad Park Investors, L.L.C.

         2. The account will be a discretionary account with Larry Seidman having a revocable Power of Attorney to buy and sell stock in said account, provided all funds deposited into the account are for Broad Park Investors, L.L.C. and all stock purchased in the account is in the name of Broad Park Investors, L.L.C.

         3. Only shares of publicly traded bank and thrift stocks may be purchased.

         4. Broad Park Investors, L.L.C. shall have the right to terminate the relationship on August 31, 2007 or in the event of a breach by Larry Seidman of this Agreement.

         5. Upon such termination, my discretion shall be terminated automatically.

         6. My compensation shall be 1/4 of 1% of the value of the assets in the account computed as of the last day of each calendar quarter, but not to exceed $17,500 per quarter. An incentive fee will be paid me equal to 20% of the net profits earned in the account as of the termination date whether same shall be the two year anniversary date or later if agreed to between the parties. 100% of all funds shall go to Broad Park Investors, L.L.C. until 100% of the capital is returned, and then the division shall be 80% to Broad Park Investors, L.L.C. and 20% to Larry Seidman.

         7. Net profits shall be defined to be the amount earned in the account.

         8. I shall have the sole right to vote the shares in the account until termination of my Power of Attorney.

         9. In the event any portion of this agreement is not in compliance with law, then Broad Park Investors, L.L.C. shall have the sole right to terminate this letter, and an accounting shall be done based upon the above quoted administrative fee and profit participation to the date of the termination.

         10.      This Agreement shall be effective as of August 31, 2005.

                                             Very truly yours,

                                             /ss/ Lawrence B. Seidman
                                             -----------------------------------
                                             LAWRENCE B. SEIDMAN

AGREED AND ACCEPTED:

BROAD PARK INVESTORS, L.L.C.

    /ss/ Michael Mandelbaum
    ---------------------------------
By: Michael Mandelbaum, Manager

                               FIRST AMENDMENT TO
                               OPERATING AGREEMENT
                                       OF
                           BROAD PARK INVESTORS, L.L.C

         This First Amendment to Operating Agreement dated as of August 31, 2005 by and among the parties who are Members in Broad Park Investors, L.L.C.

                               STATEMENT OF FACTS

                  By execution of that certain Operating Agreement (the "Original Agreement") for Broad Park Investors L.L.C. (the "LLC") dated December 17, 1997, the LLC was formed. The Original Agreement is hereinafter referred to as the "Agreement". The Members have agreed to amend the Agreement on the terms and conditions set forth below.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         3. All terms used in this Amendment and not defined herein shall be as defined in the Agreement.

         4. The Management Term shall mean a term of two (2) years commencing as of the date hereof.

         5. A Member who shall have been a Member for at least eight full Fiscal Quarters shall have the right, as of the end of any Fiscal Year, or at other times at the discretion of the Manager to withdraw all or a portion of the amount of his/her Capital Account, so long as the Manager receives written notice of the intended withdrawal not less than ninety (90) days prior to the withdrawal, stating the amount to be withdrawn. In no event, however, shall a Member be permitted to withdraw any amounts from his Capital Account in excess of the positive balance of his Capital Account. If the amount of a Member's withdrawal represents less than seventy-five percent (75%) of the Member's Capital Account, the Member will receive the proceeds of the withdrawal within thirty (30) days after the date of withdrawal. If the amount of a Member's withdrawal represents seventy-five percent (75%) or more of the Member's Capital Account, the Member will receive seventy-five percent (75%) of his Capital Account within thirty (30) days after the date of withdrawal and the remainder of the amount withdrawn within ten
         (10) days after the Partnership has received the quarterly financial statements from its independent certified public accountants. If a Member requests withdrawal of capital, which would reduce his/her Capital Account below the amount of his/her initial Capital Contribution, the Manager may treat such request as a request for withdrawal of all such Member's Capital Account. The distribution of any amount withdrawn by a Member may take the form of cash and/or marketable securities as determined by the Investment Manager in his sole discretion. A Member who requests a withdrawal shall be subject to a charge determined by the Manager in his sole discretion, to cover the costs related to such transaction.

                  IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

                                             /ss/ David Mandelbaum
                                             -----------------------------------
                                             David Mandelbaum, Manager

                                             /ss/ Michael Mandelbaum
                                             -----------------------------------
                                             Michael Mandelbaum, Manager;
                                             Trustee for "The David Mandelbaum
                                             1998 Grandchildren Trust", Member

                                             /ss/ Ronald Targan
                                             -----------------------------------
                                             Ronald Targan, Trustee for
                                             "The David Mandelbaum 1998
                                             Grandchildren Trust", Member

                  The undersigned, as Investment Manager, is executing this First Amendment to evidence its acknowledgment and agreement to the terms and conditions set forth above.

                                             /ss/ Lawrence B. Seidman
                                             -----------------------------------
                                             Lawrence B. Seidman

                            LAWRENCE B. SEIDMAN, ESQ.
                            Lanidex Executive Center
                                 100 Misty Lane
                              Parsippany, NJ 07054
                                 (973) 952-0405
                               Fax (973) 781-0876
                                 April 19, 2006

Michael M. Mandelbaum, Esq.
Mandelbaum & Mandelbaum
80 Main Street
West Orange, NJ 07052

Dear Michael:

         As agreed, the management fee limit contained in paragraph number six
(6) of the Letter Agreement is hereby deleted and the paragraph shall now read as follows:

         6. My compensation shall be 1/4 of 1% of the value of the assets in the account computed as of the last day of each calendar quarter. An incentive fee will be paid me equal to 20% of the net profits earned in the account as of the termination date whether same shall be the two year anniversary date or later if agreed to between the parties. 100% of all funds shall go to Broad Park Investors, L.L.C. until 100% of the capital is returned, and then the division shall be 80% to Broad Park Investors, L.L.C. and 20% to Larry Seidman.

                                             Very truly yours,

                                             /ss/ Lawrence B. Seidman
                                             -----------------------------------
                                             LAWRENCE B. SEIDMAN

AGREED AND ACCEPTED:

BROAD PARK INVESTORS, L.L.C.

    /ss/ Michael Mandelbaum
    ---------------------------------
By: Michael Mandelbaum, Manager